EXHIBIT 21

                         Subsidiaries of the Registrant
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Name                                        Jurisdiction                          Percentage Ownership
----                                        ------------                          --------------------

HVM Development Limited                     British Virgin Islands                100%

Liuzhou OVM Construction                    People's Republic                     70% (by HDL)
Machinery Company Limited                   of China

Liuzhou Prestress                           People's Republic                     69.3% (by Liuzhou OVM)
Construction Co. Ltd.                       of China

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